SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT, dated as of October 4, 2018, is entered into between ROSENTHAL & ROSENTHAL, INC., a New York corporation (“Senior Lender”) and RAPTOR/HARBOR REEDS SPV LLC, a Delaware limited liability company (“Junior Lender”). Certain capitalized terms which are used in this Agreement are defined in Section 1 of this Agreement.

RECITALS

WHEREAS, Junior Lender has entered into certain financing agreements with REEDS, INC., a Delaware corporation (“Borrower”) pursuant to which Junior Lender extended certain financial accommodations to Borrower;

WHEREAS, as security for the obligations of Borrower owing to Junior Lender, Borrower has granted to Junior Lender a security interest in the Collateral and IP Collateral;

WHEREAS, Borrower is simultaneously entering into the Financing Agreement with Senior Lender under which Senior Lender is extending certain financial accommodations to Borrower secured by a security interest in the Collateral and IP Collateral;

WHEREAS, pursuant to the terms of the Financing Agreement, Borrower is not permitted to incur indebtedness or grant a security interest in any of the Collateral or IP Collateral without the prior written consent of Senior Lender;

WHEREAS, Senior Lender is unwilling to consent to the financing arrangement with Borrower unless Junior Lender agrees to subordinate the indebtedness owed to it by Borrower and its security in the Collateral and, unless the Overadvance Put is consummated, the IP Collateral, to the indebtedness owed to Senior Lender by Borrower and Senior Lender’s security interest in the Collateral and, unless the Overadvance Put is consummated, the IP Collateral;

WHEREAS, Junior Lender has agreed to the required subordinations as requested by Senior Lender, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in order to clarify and confirm the relative priorities between Junior Lender and Senior Lender, Junior Lender and Senior Lender hereby agree as follows:

1. Definitions.

1.1 In addition to the definitions contained in the first paragraph and Recitals to this Agreement, the following capitalized terms shall have the following definitions for all purposes in this Agreement:

“Accounts” shall mean all of Borrower’s presently existing and hereafter arising accounts, contract rights, chattel paper, security agreements and debts secured thereby, documents, notes, drafts and instruments, and the proceeds of any of the foregoing, including cash and non-cash proceeds and returned and repossessed goods arising therefrom and all of the rights of an unpaid seller of such goods, and all of Borrower’s books and records relating to any of the foregoing.

“Affiliate” means, with respect to a Person, (a) any family member, officer, director, employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that, directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any subsidiary of such Person, or (iii) 10% or more of the voting stock, membership interests or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Agreement” shall mean this Subordination Agreement and any concurrent or future extensions, supplements, amendments or modifications to this Subordination Agreement.

“Bankruptcy Code” means Title 11 of the United States Code.

“Code” shall mean the Uniform Commercial Code as adopted in the State of New York with respect to the Collateral and IP Collateral securing the Senior Lender Indebtedness and as adopted in the State of New York with respect to the Collateral and IP Collateral securing the Junior Lender Indebtedness; provided, if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of Senior Lender or the Junior Lender in any Collateral or IP Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Collateral” shall mean and collectively refer to the following, whether presently existing or hereafter arising:

A. all Accounts, Equipment, Financial Assets, Goods, General Intangibles other than the IP Collateral, Inventory and Negotiable Collateral;

B. all bank and depository accounts;

C. all chattel paper (whether tangible or electronic) and contract rights;

D. all guaranties, collateral, any Lien on real or personal property, leases, letters of credit, letter-of-credit rights, supporting obligations, and all other rights, agreements, and property securing or relating to payment of Accounts or any other Collateral;

E. all documents, books and records relating to any Collateral or to Borrower’s business;

F. all other property of Borrower’s now or hereafter in the possession or control of Senior Lender, the Junior Lender or any of their respective Affiliates (including cash, money, credits and balances of Borrower held by or on deposit with Senior Lender, the Junior Lender or any of their respective Affiliates);

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G. all of Borrower’s present and future commercial tort claims; and

H. all proceeds and products of all of the foregoing in any form, including amounts payable under any policies of insurance insuring all or any of the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all or any of the foregoing, all condemnation or requisition payments with respect to all or any of the foregoing and all increases and profits received from all or any of the foregoing.

For the avoidance of doubt, Collateral shall not include IP Collateral.

“DIP Financing” is defined in Section 6.3.

“Equipment” shall mean and refer to all of Borrower’s present and hereafter acquired machinery, equipment, furniture, fixtures, goods (other than Inventory), vehicles, and rolling stock, wherever located, together with any and all parts, additions, replacements, accessions, and substitutions thereto or therefor, all maintenance and warranty records relating thereto, and the proceeds and products of any of the foregoing.

“Financing Agreement” means that certain Financing Agreement, of even date between Borrower and Senior Lender, as it may be amended, modified, supplemented, and restated from time to time.

“Financial Assets” shall mean all of Borrower’s present and future investment property, financial assets, securities, security entitlements, securities accounts, commodity accounts and commodity contracts.

“First Amendment” means that certain First Amendment to Securities Purchase Agreement dated as of the date hereof executed by Borrower and Junior Lender.

“Full Payment of the Senior Lender Indebtedness” means the payment in full in cash of all of the outstanding Senior Lender Indebtedness and the termination of all Loan Documents.

“General Intangibles” shall mean and refer to all of Borrower’s present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Borrower (including, without limitation, any and all franchise rights, choses or things in action, goodwill, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, deposit accounts, tax refunds and tax refund claims) other than goods and Accounts, as well as Borrower’s books and records, computer programs, computer discs, computer tapes and reports relating to any of the foregoing. For purposes of this Agreement, General Intangibles shall not include any IP Collateral.

“Goods” means all of Borrower’s present and hereafter acquired goods, as defined in the Code, wherever located, including imbedded software to the extent included in “goods” as defined in the Code, manufactured homes, and standing timber that is cut and removed for sale.

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“Insolvency Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws.

“Insolvency Proceeding” means a case under any chapter of the Bankruptcy Code and any other case or proceeding arising under any Insolvency Law.

“Inventory” shall mean and refer to all of Borrower’s presently existing and hereafter acquired inventory and goods held for sale or lease or to be furnished under a contract of service, including, without limitation, all raw materials, work in process, and finished goods, wherever located, together with all containers, packing, packaging, shipping and similar materials, and the products and proceeds of any of the foregoing.

“IP Collateral” means:

(a) all United States, and foreign copyrights, including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. §901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, including, without limitation, artwork, industrial designs, websites, social media identifiers and pages, proprietary computer software, designs, patterns, drawings, technology, know-how, processes and techniques, specifications, formulas, ideas, work product, work-in-process, advertising and promotional materials, any government approvals, permits, authorizations and applications for any of the foregoing, owned, held, licensed, or used by Borrower in connection with the Borrower’s business operations, including, without limitation, all rights of Borrower in respect of the name “Reed’s” and any other brand name or fanciful name produced and/or sold by or on behalf of Borrower, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor; (ii) all extensions and renewals thereof; (iii) all rights corresponding thereto throughout the world; (iv) all rights in any material which is copyrightable or which is protected by common law, United States or foreign laws, or the law of any State; (v) all rights to sue for past, present and future infringements thereof; (vi) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit; and (vii) all tangible property embodying the copyrights or such copyrighted materials;

(b) all United States and foreign patents and certificates of invention, or similar industrial property, design or plant rights, for any of the foregoing, including, but not limited to: (i) all registrations, provisional and applications in connection therewith; (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations therefor; (iii) all rights corresponding thereto throughout the world; (iv) all inventions and improvements described therein; (v) all rights to sue for past, present and future infringements thereof; (vi) all licenses, claims, damages, and proceeds of suit arising therefrom; and (vii) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Patents”);

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(c) all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to (i) all registrations and applications in connection therewith, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business associated with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Trademarks”);

(d) all trade secrets and all other confidential or proprietary information and know-how regardless of whether such trade secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret and to enjoin or collect damages for the actual or threatened misappropriation of any Trade Secret; and (ii) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Trade Secrets”); and

(e) All licenses or agreements, whether written or oral, providing for the grant by or to the Borrower of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, (i) the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), (iv) all other rights of any kind whatsoever of the Borrower accruing thereunder or pertaining thereto, and (v) any and all proceeds of the foregoing.

“Junior Lender Indebtedness” shall mean all present Obligations owing to Junior Lender, including the Obligations under the Subordinated Note, Note Purchase Agreement and Second Lien Security Agreement.

“Lien” means any security interest, security title, mortgage, deed to secure debt, deed of trust, lien, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

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“Loan Documents” means the Financing Agreement and all other agreements, documents and instruments entered into between Senior Lender and Borrower from time to time in connection with the Financing Agreement.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit, advises of credit, notes, drafts, instruments, and documents, including, without limitation, bills of lading, leases, and chattel paper, and Borrower’s books and records relating to any of the foregoing.

“Note Purchase Agreement” means that certain Securities Purchase Agreement, dated April 21, 2017, between Borrower and Junior Lender as amended by the First Amendment.

“Obligations” in its broadest and most comprehensive sense shall mean all present and future indebtedness of Borrower which may be, from time to time, directly or indirectly, incurred by Borrower, including, but not limited to, any negotiable instruments evidencing the same, and all guarantees, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest (including interest accruing after the commencement of an Insolvency Proceeding), principal, costs, fees (including attorneys’ fees) and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, security interests, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, or by operation of law.

“Overadvance Put” has the meaning ascribed to such term in Section 7.4.

“Overadvance Put Rejection” has the meaning ascribed to such term in Section 7.4.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Senior Lender Indebtedness” shall mean all present and future Obligations owing by Borrowers to Senior Lender, in connection with or in any way related to (including any DIP Financing) any of the Loan Documents (including, without limitation, any interest accruing thereon after maturity or after the filing of any Insolvency Proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Second Lien Security Agreement” means a certain Second Lien Security Agreement dated April 21, 2017 executed by Borrower as security for the Subordinated Note.

“Subordinated Note” means that certain Amended and Restated Subordinated Convertible Non-Redeemable Secured Note, dated as of the date hereof, in the maximum principal amount of Seven Million Four Hundred Thousand and 00/100 Dollars ($7,400,000.00), issued by Borrower to the order of Junior Lender.

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1.2 Other Definitional Provisions. Terms which are defined in Division 8 or Division 9 of the Code, or Article 8 or Article 9 of the Code, as applicable, shall have the same definition when used in this Agreement unless specifically defined herein. References to “Sections” shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

2. Parties Intended to be Benefitted. All of the understandings, covenants and agreements contained herein are solely for the benefit of Junior Lender and Senior Lender, and there are no other parties (including Borrower) which are intended to be benefitted, in any way, by this Agreement.

3. No Limitation Intended. Nothing contained in this Agreement is intended to affect or limit, in any way, the security interests, liens and other interests that each of the parties hereto has or hereafter acquires in any and all of the assets, whether tangible or intangible, of Borrower insofar as the rights of Borrower and third parties are involved. Junior Lender and Senior Lender specifically reserve all of their respective rights, security interests, rights to assert security interests, and other interests against Borrower and third parties.

4. Consent to and Subordination of Obligations.

4.1 Senior Lender hereby consents to the transactions contemplated by the First Amendment and the granting by Borrower to Junior Lender of a security interest in the Collateral and IP Collateral of Borrower.

4.2 Any and all Junior Lender Indebtedness are hereby subordinated and subject to any and all Senior Lender Indebtedness, until Full Payment of the Senior Lender Indebtedness.

4.3 Until Full Payment of the Senior Lender Indebtedness, Junior Lender agrees: (i) except as permitted in Section 4.4 of this Agreement, not to collect, or to receive payment upon, by setoff or in any other manner, all or any portion of the Junior Lender Indebtedness now or hereafter existing and notwithstanding the fact that the Junior Lender Indebtedness may mature by its terms prior to the Senior Lender Indebtedness if such Senior Lender Indebtedness is extended; (ii) not to sell, assign, transfer, pledge, or give a security interest in the Junior Lender Indebtedness (except subject expressly to this Agreement, including, without limitation, Section 13); (iii) not to join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; or (iv) not to incur any obligation to or receive any loans, advances or gifts from Borrower. Subject to the foregoing, Junior Lender may accelerate the amount of the Junior Lender Indebtedness upon the occurrence of (a) the acceleration of all of the Senior Lender Indebtedness; or (b) an Insolvency Proceeding with respect to the Borrower.

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4.4 All of the Senior Lender Indebtedness now or hereafter existing shall be first paid by Borrower before any payment shall be made by Borrower on the Junior Lender Indebtedness notwithstanding the fact that the Junior Lender Indebtedness will mature by its terms prior to the Senior Lender Indebtedness. This priority of payment shall apply at all times until Full Payment of the Senior Lender Indebtedness, and in the event of any assignment by Borrower for the benefit of Borrower’s creditors, of any bankruptcy proceedings instituted by or against Borrower, of the appointment of any receiver for Borrower or Borrower’s business or assets, or of any dissolution or other winding up of the affairs of Borrower or of Borrower’s business, and in all such cases respectively, the officers of Borrower and any assignee, trustee in bankruptcy, receiver, and other person or persons in charge, are hereby directed to pay to Senior Lender the full amount of the Senior Lender Indebtedness before making any payments to Junior Lender on account of the Junior Lender Indebtedness, including at maturity of the Junior Lender Indebtedness. Notwithstanding anything in the foregoing to the contrary, nothing contained in this Agreement shall prevent the accrual of payments and distributions that would, but for the provisions of this Agreement, be payable or deliverable in respect of the Junior Lender Indebtedness; provided, that no such accrued payments or distributions shall actually be paid or delivered until otherwise permitted by this Section 4.4 and further provided that, on the maturity date of the Junior Lender Indebtedness, the provisions of this Section shall continue to apply.

4.5 Junior Lender agrees that if part or all of the Junior Lender Indebtedness shall be evidenced by a promissory note or other instrument, Junior Lender shall place or cause to be placed on its face a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the payment of all of the Senior Lender Indebtedness. Junior Lender agrees to mark all books of account in such manner as to indicate that payment thereof is subordinated pursuant to the terms of this Agreement.

4.6 Junior Lender agrees that, subject to Section 7.1, Senior Lender shall have absolute power and discretion, without notice to Junior Lender, to deal in any manner with the Senior Lender Indebtedness, including, interests, costs and expenses payable by Borrower to Senior Lender, and any security and guarantees therefor including, but not by way of limitation, release, surrender, extension, renewal, acceleration, compromise or substitution.

4.7 Senior Lender shall have the right to discontinue the extension of credit to or on behalf of Borrower in accordance with the Loan Documents, including, without limitation, the right to discontinue extensions of credit as a result of any discretionary lending provisions.

5. Subordination of Security Interests. Subject to the conditions set forth in this Agreement:

5.1 Junior Lender hereby subordinates any and all security interests, including purchase money security interests, which Junior Lender now has or hereafter acquires in the Collateral and, unless and until the Overadvance Put is consummated, the IP Collateral to the security interests which Senior Lender has or may hereafter acquire in the Collateral and the IP Collateral. In this regard, Junior Lender agrees that it will not enforce or apply its security interests in any of the Collateral or, unless and until the Overadvance Put is consummated, the IP Collateral, unless and until Full Payment of the Senior Lender Indebtedness. To the extent the Overadvance Put is consummated, Senior Lender agrees that it shall release any and all Liens it has on the IP Collateral concurrently with the consummation of the Overadvance Put. If, notwithstanding the terms of this Agreement, the Senior Lender does not release such IP Collateral, the Senior Lender hereby irrevocably appoints Junior Lender as its attorney-in-fact with full authority in the place and stead of the Senior Lender and in the name of the Senior Lender or otherwise to execute and deliver any document or instrument that the Senior Lender may be required to deliver to release its Lien on the IP Collateral as required in this Section 5.1.

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5.2 Junior Lender hereby subordinates any and all security interests it has or may hereafter acquire in any and all of the proceeds of the Collateral and, unless and until the Overadvance Put is consummated, the IP Collateral, to the security interests of Senior Lender in any and all of the proceeds of the Collateral and, unless and until the Overadvance Put is consummated, the IP Collateral. In this regard, Junior Lender agrees that it will not seek to notify account debtors or other obligors of its subordinated security interests in the proceeds of the Collateral, nor will Junior Lender collect such proceeds or otherwise enforce or apply its security interest in the proceeds of the Collateral and, unless and until the Overadvance Put is consummated, the IP Collateral, unless and until Full Payment of the Senior Lender Indebtedness.

5.3 Junior Lender agrees that upon the request of Senior Lender it will release its Lien in Collateral and, to the extent an Overadvance Put Rejection has occurred, the IP Collateral, in connection with and in order to facilitate any orderly liquidation sale of Collateral and, if applicable, the IP Collateral, or any portion thereof, by Borrower or any representative for Borrower, and upon the request of Senior Lender, Junior Lender will, at Borrower’s expense, promptly execute and deliver such documents, instruments and agreements as are necessary to effectuate such release and to evidence such release in the appropriate public records, in each case, provided that (i) Senior Lender releases any of its liens in Collateral or, to the extent applicable, the IP Collateral, in connection with such sale, (ii) such sale occurs during the existence of an Event of Default (as defined in the Financing Agreement), or (iii) the cash proceeds thereof are applied to permanently reduce and pay in full the Senior Lender Indebtedness, and then applied on account of the Junior Lender Indebtedness in accordance with this Agreement.

5.4 Subject to the exception relating to IP Collateral set forth below, Junior Lender hereby agrees that until Full Payment of the Senior Lender Indebtedness it will not (A) commence, prosecute or participate in any lawsuit, action or proceeding, including but not limited to remedies under the Second Lien Security Agreement whether private, judicial equitable, administrative or otherwise (including any Insolvency Proceedings against Borrower, any guarantor or any grantor or their assets) restrain, hinder, limit delay for any material period or otherwise interfere with any sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise (B) contest, protest or object to the manner in which Senior Lender seeks to enforce or collect the Senior Lender Indebtedness or the liens granted in any of the Collateral, regardless of whether any action or failure to act by or on behalf of Senior Lender is adverse to the interest of the Junior Lender, including with respect to any foreclosure proceeding or action brought by Senior Lender, or the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which Junior Lender or any other junior lender is a party, or any other exercise by any such party, of any rights and remedies relating to the Collateral or otherwise, or (C) contest, protest or object to the forbearance by Senior Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any of the Collateral; provided, that, the liens of the Junior Lender attach to the remaining proceeds of the Collateral upon any disposition. Notwithstanding anything in this Section 5.4 to the contrary, the Junior Lender shall not be prohibited from exercising remedies available to it under the Note Purchase Agreement, the Subordinated Note, the Second Lien Security Agreement or any other document evidencing the Junior Indebtedness to the extent such remedies are in connection with disposition of IP Collateral following the consummation of the Overadvance Put.

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6. Insolvency Proceeding. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code and all references herein to Borrower shall be deemed to apply to such Person as debtor-in-possession and to any trustee in bankruptcy for the estate of such Person. If Borrower becomes a party to an Insolvency Proceeding:

6.1 Filing of Claim. Junior Lender agrees to timely file a proof of claim for the amount of the Junior Lender Indebtedness, in form and substance reasonably approved by Senior Lender, and Senior Lender may file such a proof of claim on Junior Lender’s behalf if Junior Lender has not so filed as of the fifth (5th) day before the proof of claim may finally be submitted.

6.2 Adequate Protection. Junior Lender shall not object to Senior Lender’s request for adequate protection, or to Senior Lender’s objection to any proposed action based upon Senior Lender not having adequate protection.

6.3 Cash Collateral. Junior Lender shall not object to, and shall be deemed to have consented to, the use of cash collateral and to any debtor-in-possession financing (“DIP Financing”) supported by Senior Lender. Senior Lender agrees that it shall not object to the grant to Junior Lender of a Lien on all Collateral of Borrower (including proceeds thereof arising after the commencement of an Insolvency Proceeding) junior in priority to Senior Lender as existed prior to the commencement of the Insolvency Proceeding and junior in priority to any liens securing DIP Financing and Junior Lender may seek, without objection from Senior Lender, a replacement Lien on post-petition assets to the same extent as granted to secure DIP Financing, junior in priority to Senior Lender as existed prior to the commencement of the Insolvency Proceeding and junior in priority to any Liens securing DIP Financing. Junior Lender shall not provide or participate in any DIP Financing. Nothing herein shall limit Senior Lender’s right to consent to the use of cash collateral or to provide DIP Financing on terms that are not set forth herein. Senior Lender agrees that it shall not object to the grant to Junior Lender of a Lien on all IP Collateral of Borrower (including proceeds thereof arising after the commencement of an Insolvency Proceeding) which, (i) to the extent the Overadvance Put has not been consummated, shall be junior in priority to Senior Lender as existed prior to the commencement of the Insolvency Proceeding and junior in priority to any liens securing DIP Financing and (ii) to the extent the Overadvance Put has been consummated, shall be senior in priority to any Lien the Senior Lender may have on the IP Collateral.

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6.4 363 Sales. Junior Lender shall not object to a sale, or the procedures for conducting a sale, under Section 363 of the Bankruptcy Code which are supported by Senior Lender. Senior Lender shall not object to the grant to Junior Lender of a junior Lien on the proceeds of such sale subordinate to the Lien of Senior Lender on such proceeds (and to the liens securing any DIP Financing Described in Section 6.3), in accordance with, or on the same terms as, this Agreement.

6.5 Voting in Other Matters. Junior Lender shall not (i) propose or support any plan of reorganization involving Borrower that is inconsistent with the priorities of this Agreement or contravenes the other provisions of this Agreement or that does not provide for the full payment of the Senior Lender Indebtedness (except, in either case, any plan that is supported by Senior Lender), or (ii) vote in favor of any plan of reorganization involving Borrower that (A) provides for the invalidation, limitation, restriction, or subordination of any of the liens of Senior Lender in and to the Collateral, (B) provides for the invalidation, limitation, or disallowance of any of the claims of Senior Lender, (C) provides for the equitable subordination of all of any portion of the Senior Lender Indebtedness, or (D) results in the transfer to the estate of Borrower of any Lien securing all or any portion of the claims of Senior Lender.

6.6 Section 1111(b) of the Bankruptcy Code. Junior Lender shall not object to, oppose, support any objection, or take any other action to impede, the right of Senior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code. Junior Lender waives any claim it may hereafter have against any Senior Lender arising out of the election by Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7 Relief from the Automatic Stay. Until Full Payment of the Senior Lender Indebtedness, Junior Lender agrees not to (a) seek (or support any other third party seeking) relief from the automatic stay, without the prior written consent of Senior Lender, or (b) oppose any request by Senior Lender to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

7. Amendments to the Loan Documents and the Subordinated Note; Purchase Right.

7.1 Amendments to the Loan Documents. Any of the Loan Documents may be amended, supplemented or otherwise modified in accordance with its terms, in each case, without notice to, or the consent of the Junior Lender, all without affecting the terms of this Agreement; provided, however, that any such amendment, supplement, modification shall not, without the consent of the Junior Lender: (i) increase the sum of (without duplication) the then outstanding aggregate principal amount of the Financing Agreement by more than One Million Three Hundred Thousand Dollars ($1,300,000); provided, however, that any DIP Financing supported by Senior Lender shall not be subject to this clause (i), or (ii) increase the interest rate, including by increasing the margin or similar component of the interest rate or by modifying the method of computing interest, by more than five percent (5%) above the greatest applicable rate therein provided (excluding increases resulting from the accrual of interest at the default rate); provided, that in no event shall the interest rate, together with the margin or similar component, exceed a usurious rate per annum.

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7.2 Amendments to the Subordinated Note. The Subordinated Note may be amended, supplemented or otherwise modified in accordance with its terms, in each case, without notice to, or the consent of Senior Lender, all without affecting the terms of this Agreement; provided that the amendments do not contravene the provisions of this Agreement; provided further, however, that any such amendment, supplement, modification shall not, without the consent of Senior Lender: (i) increase the sum of (without duplication) the then outstanding aggregate principal amount of the Subordinated Note by more by more than Seven Hundred Thousand Dollars ($700,000), (ii) increase the interest rate, including by increasing the margin or similar component of the interest rate or by modifying the method of computing interest, by more than five percent (5%) above the greatest applicable rate therein provided (excluding increases resulting from the accrual of interest at the default rate); provided, that in no event shall the interest rate, together with the margin or similar component, exceed a usurious rate per annum, (iii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, or (iv) contravene the provisions of this Agreement.

7.3 Purchase Right. Without prejudice to the enforcement of Senior Lender’s remedies, Senior Lender agrees at any time following an acceleration of the Senior Lender Indebtedness in accordance with the terms of the Loan Documents, Senior Lender will offer the Junior Lender the option to purchase the entire aggregate amount of outstanding Senior Lender Indebtedness at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse. The Junior Lender shall irrevocably accept or reject such offer within ten (10) business days of the receipt thereof and, if the offer is accepted, the parties shall close within ten (10) business days following the date Junior Lender issues to Senior Lender its acceptance. If the Junior Lender accepts such offer, it shall be exercised pursuant to documentation mutually acceptable to each of Senior Lender and the Junior Lender. If the Junior Lender rejects such offer (or does not so irrevocably accept such offer within the required timeframe), Senior Lender shall have no further obligations pursuant to this Section 7.3 and may take any further actions in their sole discretion in accordance with the Loan Documents and this Agreement. Nothing herein shall require Senior Lender to forbear or refrain from any of its rights and remedies set forth in the Loan Documents while awaiting the response of Junior Lender under this paragraph.

7.4 Overadvance Put. Without prejudice to the enforcement of Senior Lender’s remedies, Senior Lender agrees that, prior to (i) providing notice to the Borrower of its intention to terminate the Financing Agreement under Section 10.1 (or any successor provision) thereof; (ii) accelerating any of the Senior Lender Indebtedness; (iii) exercising any remedies available to the Senior Lender under the Financing Agreement, any other document delivered in connection with the Senior Lender Indebtedness or under applicable law; or (iv) making any claims upon the LC (as defined in the Financing Agreement) or presenting the LC for payment, Senior Lender will offer the Junior Lender the option to purchase the entire aggregate amount of the Permitted Overadvance (as defined in the Financing Agreement) outstanding under the Senior Lender Indebtedness at par plus accrued interest (without regard to any prepayment penalty or premium), without warranty or representation or recourse (such transaction, the “Overadvance Put”). The Junior Lender shall irrevocably accept or reject such offer within ten (10) business days of the receipt thereof and, if the offer is accepted, the parties shall close within ten (10) business days following the date Junior Lender issues to Senior Lender its acceptance. If the Junior Lender accepts such offer, it shall be exercised pursuant to documentation mutually acceptable to each of Senior Lender and the Junior Lender; provided, however, that such documentation shall include (i) the release of any Liens the Senior Lender has on the IP Collateral, (ii) an obligation on the part of the Senior Lender to cause the LC to be terminated concurrently therewith, and (iii) a grant to Senior Lender of a worldwide royalty-free license of all IP Collateral to the extent required by it to liquidate any Collateral or enforce its rights and remedies as to the Obligations until Full Payment of the Senior Lender Indebtedness. If the Junior Lender rejects such offer (or does not so irrevocably accept such offer within the required timeframe) (an “Overadvance Put Rejection”), Senior Lender shall have no further obligations pursuant to this Section 7.4 and may take any further actions in its sole discretion in accordance with the Loan Documents and this Agreement, including, without limitation, making claims upon the LC or presenting the LC for payment. The Senior Lender agrees that, while awaiting the response of Junior Lender under this paragraph, it shall refrain from exercising any remedies against the IP Collateral and the LC (including any presentment for payment thereof) without prejudice to any other rights and remedies against the Borrower or Collateral pursuant to the Financing Agreement, Loan Documents or applicable law.

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8. Effectiveness. The subordinations, agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Borrower. This Agreement, and the rights of Senior Lender hereunder shall terminate upon Full Payment of the Senior Lender Indebtedness.

9. Order of Attachment or Perfection. The subordinations and priorities specified herein are applicable, irrespective of the time or order of attachment or perfection of the security interests referred to herein, the time or order of filing of financing statements, or the acquisition of or time of giving or failing to give notice of the acquisition or expected acquisition of purchase money or other security interests.

10. Waiver of Marshaling. Each of the parties hereto hereby specifically waive and renounce any rights which they may have, whether at law or in equity, to require the other party hereto to marshal the Borrower’s assets, or any portion thereof, or to otherwise seek satisfaction from any particular assets of Borrower or from any third party. In this regard, each of the parties hereto expressly waives its rights, if any, under New York law or under any other similar provisions of the laws of any other jurisdiction deemed applicable to this Agreement, and agree that no party hereto shall derive any benefit therefrom.

11. Notice. Unless otherwise specifically provided herein, all notices and service of any process shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (c) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

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To Junior Lender:	RAPTOR/HARBOR REEDS SPV LLC 280 Congress Street, 12th Floor Boston, MA 02210

Attention: Legal Department Fax Number: 617.737.0993

To Senior Lender:	ROSENTHAL & ROSENTHAL, INC. 1370 Broadway New York, NY 10018 Attention: Robert Martucci, Senior Vice President Fax Number: 212.356.3354

The parties hereto may change the address at which they are to receive notices and the fax number at which they are to receive faxes hereunder, by notice in writing in the foregoing manner given to the other.

12. Choice of Law, Venue and Attorneys’ Fees. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of New York. If suit is filed to enforce any rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs. Any such suit may only be filed in a court of competent jurisdiction located in the State of New York.

13. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of each of the parties hereto, respectively. Junior Lender and Senior Lender each agree that this Agreement is enforceable in a case commenced under the Bankruptcy Code to the same extent that it is enforceable under applicable non-bankruptcy law. Notwithstanding any provision contained herein to the contrary, the Junior Lender may sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Lender Indebtedness or the Subordinated Note upon the satisfaction of the following conditions: (i) the Junior Lender shall provide prior written notice of such action to Senior Lender; and (ii) the transferee thereof shall execute and deliver to Senior Lender an agreement substantially identical to this Agreement.

14. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove first set forth.

ROSENTHAL & ROSENTHAL, INC

By:	/s/ Robert Martucci
Name:	Robert Martucci
Title:	Senior Vice President

RAPTOR/HARBOR REEDS SPV LLC

By:	/s/ Daniel J. Doherty III
Name:
Title:

S-1
Subordination Agreement

CONSENT AND ACKNOWLEDGMENT

REEDS, INC., a Delaware corporation, referred to as “Borrower” in the foregoing Subordination Agreement (the “Agreement”), hereby acknowledges that it has received a copy of the Agreement and consents thereto, and agrees to recognize all priorities and other rights granted thereby to the parties thereto, and will do no act or perform no obligation which is not in accordance with the priorities and agreements set forth in the Agreement.

REEDS, INC., a Delaware corporation

DATED: October 4, 2018

	By:	/s/ Valentin Stalowir
	Name:	Valentin Stalowir
	Title:	Chief Executive Officer